Investor Presentation As of September 30, 2021

Forward-Looking Statements This presentation of First US Bancshares, Inc. (“FUSB” or the “Company”) contains forward-looking statements, as defined by federal securities laws. Statements contained in this presentation that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by FUSB’s senior management. FUSB undertakes no obligation to update these statements following the date of this presentation, except as required by law. In addition, FUSB, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of FUSB’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by FUSB with the Securities and Exchange Commission (the “SEC”), including FUSB’s most recent Annual Report on Form 10-K, and forward-looking statements contained in this presentation or in other public statements of FUSB or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to the sufficiency of the allowance for loan and lease losses, loan demand, cash flows, interest costs, growth and earnings potential, expansion and FUSB’s positioning to handle the challenges presented by COVID-19, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy generally and in FUSB’s service areas; market conditions and investment returns; changes in interest rates; the impact of the COVID-19 pandemic on FUSB’s business, FUSB’s customers, the communities that FUSB serves and the United States economy, including the impact of actions taken by governmental authorities to try to contain the virus and protect against it, through vaccinations and otherwise, or address the impact of the virus on the United States economy (including, without limitation, the Coronavirus Aid, Relief and Economic Security (CARES) Act and subsequent federal legislation) and the resulting effect on FUSB’s operations, liquidity and capital position and on the financial condition of FUSB’s borrowers and other customers; the pending discontinuation of LIBOR as an interest rate benchmark; the availability of quality loans in FUSB’s service areas; the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets; collateral values; cybersecurity threats; and risks related to the Paycheck Protection Program. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Presentation Disclosure This presentation has been prepared by FUSB solely for informational purposes based on its own information, as well as information from public sources. This presentation has been prepared to assist interested parties in making their own evaluation of FUSB and does not purport to contain all of the information that may be relevant. In all cases, interested parties should conduct their own investigation and analysis of FUSB and the information included in this presentation or other information provided by or on behalf of FUSB. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities of FUSB by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the SEC nor any state securities commission has approved or disapproved of the securities of FUSB or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date indicated on the cover page. The delivery of this presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of FUSB after such date. This presentation includes unaudited financial measures that have been prepared other than in accordance with generally accepted accounting principles in the United States (“non-GAAP financial measures”), including tangible book value per common share, return on average tangible common equity and tangible common equity to tangible assets. FUSB presents non-GAAP financial measures when it believes that the additional information is useful and meaningful to management and investors. Non-GAAP financial measures do not have any standardized meaning and, therefore, may not be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the Appendix to this presentation for a reconciliation of certain non-GAAP financial measures to the comparable GAAP measures. Quarterly data and 9/30/2021 data presented herein have not been audited by FUSB’s independent registered public accounting firm.

Contents

- Corporate Profile 5
- Strategic Focus..9
- 3Q2021 Highlights..12
- Financial Results through September 30, 2021................................21
- Risk Management – Capital, Liquidity and Market Sensitivity.................28
- Appendix: Non-GAAP Reconciliation..31

FIRST US | BANCSHARES, INC.

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FIRST US | BANCSHARES, INC.

Corporate Profile

Company Founded:	1952	Tangible BV:	$13.10 per share [3]
Headquarters:	Birmingham, AL	Exchange:	NASDAQ: FUSB
First US Bank:	15 Branches [1] / 2 LPOs	Stock Price:	$10.70
Acceptance Loan Co:	0 Branches [2]	Price to TBV:	81.7% [3]
Total Assets:	$957 million	Market Cap:	$66.5 million
Net Loans:	$697 million	Annual Dividend:	$0.12
Total Deposits:	$847 million	Dividend Yield:	1.12%

Information as of 9/30/2021

(1) The Bank permanently closed four branch locations in September 2021.
(2) FUSB permanently closed all ALC branches to the public in September 2021. See slide 8 for a summary of recent events regarding ALC.
(3) Calculations of tangible balances and measures are included in the Appendix.

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Corporate Profile

Senior Leadership Team



James F. House
President and Chief Executive Officer

- Veteran banker with SouthTrust Bank for 31 years
- Business consultant from 2005 to 2009 focusing on management, investments, and commercial and consumer lending issues
- Florida Division President with BankTrust from 2009 to 2011
- Tenure at FUSB began in November 2011



David P. McCullum
Senior Commercial Lending Executive

- Veteran commercial banker with Regions Financial Corporation and AmSouth Bank for 20 years
- CPA
- Tenure at FUSB began July 2015



Thomas S. Elley
Chief Financial Officer

- CPA holding various positions with Deloitte & Touche LLP over 13-year period
- Held previous banking positions with Regions Financial Corporation, Iberiabank Corporation and SouthTrust Corporation
- Tenure at FUSB began October 2013



William C. Mitchell
Senior Consumer Lending Executive

- Veteran consumer lender with 32 years of lending experience
- Held the position of CEO and President of Acceptance Loan Company (Bank Subsidiary) from 2007 to 2019
- Tenure at FUSB began May 1997

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Corporate Profile: First US Bank – Branch and LPO Location Map

Corporate Profile Acceptance Loan Company: Summary of Recent Events On September 3, 2021, the Bank’s wholly-owned subsidiary, Acceptance Loan Company, Inc. (“ALC”), ceased new business development and permanently closed its 20 branch lending locations in Alabama and Mississippi to the public. ALC will continue to service its remaining portfolio of loans from its headquarters in Mobile, Alabama, and management will begin to prepare for the subsidiary’s eventual closure. The cessation of new business and closure of ALC’s branch locations are part of a long-term strategy to reduce expenses, fortify asset quality, and focus the Company’s loan growth efforts in other areas, including the Bank’s commercial lending and consumer indirect lending efforts. The Company currently expects the closure of ALC to occur by the end of 2023. In connection with the ALC branch closures, the Company recorded pre-tax charges of approximately $550 thousand during the third quarter of 2021. These one-time expenses included severance and related personnel costs, lease termination costs, fixed asset valuation adjustments, termination of technology contracts, and other costs to administer the branch closures. The Company expects to incur approximately $500 thousand in additional expenses in the coming months primarily related to personnel expenses associated with one-time payments to ALC personnel that continue to manage the remaining loan portfolio, as well as expenses associated with the ultimate termination of ALC’s remaining branch leases. It is expected that the majority of the remaining one-time expenses will be incurred in the fourth quarter of 2021 and first quarter of 2022 and will be fully offset by ongoing cost savings that result from the closures. As a result of the restructuring efforts at ALC, the total number of ALC’s full-time equivalent employees was reduced to nine as of September 30, 2021, compared to 77 as of June 30, 2021 and 81 as of December 31, 2020. Revenue associated with ALC’s portfolio of loans is expected to diminish over time as loans mature and are paid off. The Company’s ongoing efforts will be focused on replacing reduced revenues at ALC with continued loan growth in the Bank’s other loan portfolios, while maintaining the allowance for loan losses at prudent levels to account for the inherent uncertainty that may result from ALC’s branch closures.

` PRIMARY GOALS Grow EPS, ROA and ROE Consistent, diversified loan and deposit growth Adherence to strong credit culture Effective expense control – both interest and non-interest LENDING FOCUS EXPENSE CONTROL LONGER TERM GROWTH EFFORTS Superior organic growth in earning assets Adherence to commercial lending fundamentals: cash flow, debt service coverage and loan-to-value considerations Avoid speculative lending on land and development Minimal exposure to hotels/motels and dine-in restaurants Maintain continuous loan review and loan grading system Consumer lending focused on higher credit scores and geographic and product diversification Strategic Focus Objective: Increase franchise value Maintain strong core deposit franchise while being responsive to the interest rate environment Optimize use of current digital offerings to optimize branch footprint Improve efficiency through process improvement and scale Grow loan production offices to levels that support limited branching Continue to promote and expand use of digital banking offerings Consider acquisitions to enter new growth markets

Strategic Focus Building and Maintaining a Diversified Balance Sheet Loan Composition as of 9/30/2021 Deposit Composition as of 9/30/2021

Strategic Focus A Favorable Geographic Footprint Potential Markets for Growth Alabama: Auburn Dothan Huntsville Montgomery Florida: Destin Panama City Pensacola Georgia: Athens Atlanta Augusta Columbus Macon Mississippi: Hattiesburg Jackson Meridian South Carolina: Greenville Tennessee: Memphis Nashville

Net income of $0.8 million and diluted EPS of $0.13 Net income and diluted EPS declined compared to 2Q2021 due to one-time expenses associated with ALC closures Diluted EPS increased by $.07 per diluted share from 3Q2020 due to an increase in net interest income, a decrease in provision for loan losses, and non-interest expense savings 14-basis point decrease in net interest margin compared to 2Q2021 due to challenging interest rate environment Cost of funds reduced to 0.32% from 0.36% in 2Q2021 Total loan growth of $19.3 million, or 2.8%, from 6/30/2021, bringing year-to-date loan growth to $58.8 million, or 9.0% $18.0 million growth in Indirect Sales (RVs, campers, boats, horse/cargo trailers) $8.0 million growth in Commercial & Industrial $4.0 million net growth in Real Estate Growth partially offset by reductions in Direct Consumer ($1.1 million), Branch Retail ($1.9 million) and PPP loans ($7.7 million) Deposit growth of $9.0 million, or 1.1%, from 6/30/2021, bringing year-to-date deposit growth to $64.6 million, or 8.3% Pandemic-related deposit growth trends continue, impacted by government stimulus, preferences for liquidity, and payment deferments $0.7 million growth in non-interest-bearing deposits; $8.3 million in interest-bearing deposits Asset quality COVID-19 loan deferments reduced to $0.7 million as of 9/30/2021, compared to peak of $95.2 million as of 6/30/2020 Net charge-offs declined to 9-basis points in 3Q2021 Non-performing assets of 0.35% in 3Q2021, compared to 0.22% in 2Q2021 and 0.47% in 3Q2020. Increase in 3Q2021 compared to 2Q2021 resulted primarily from banking centers that were closed during the third quarter and reclassified into OREO ALLL reserve at 1.16% (1.17%, excluding PPP loans) of total loans as of 9/30/2021 3Q2021 Financial Highlights

3Q2021 Highlights Loan Growth of $19.3 million driven by Indirect Sales, CRE and C&I

3Q2021 Highlights A focus on the Indirect Portfolio Significant growth from leisure activity choices during pandemic Enhances earnings (average yields approximately 6.0%) Strong credit quality (average credit scores in the mid-700s) Enhances geographic diversification of the loan portfolio This portfolio segment includes loans secured by collateral purchased by consumers in retail stores with whom the Company has an established relationship to provide financing if applicable underwriting standards are met. The collateral securing these loans generally includes recreational vehicles, campers, boats, horse trailers and cargo trailers. Indirect Lending Currently Conducted in 12 States: Alabama Florida Georgia Kentucky Mississippi Missouri North Carolina Oklahoma South Carolina Tennessee Texas Virginia

3Q2021Highlights A Focus on the Indirect Portfolio Indirect Sales by Collateral as of 9/30/2021(1) Indirect Sales by State as of 9/30/2021(1)(2) (1) Dollars in thousands (2) Represents state in which the participating dealer operates

3Q2021 Highlights 5 Quarter Margin Report (Annualized) – A challenging interest rate environment continues (1) Average Rate on Interest-Bearing Liabilities and Non-Interest-Bearing Deposits 2020Q3 2020Q4 2021Q1 2021Q2 2021Q3 Total Loans 6.24% 6.06% 5.89% 5.76% 5.49% Taxable Investment Securities 1.64% 1.48% 1.49% 1.42% 1.35% Tax-Exempt Investment Securities 1.80% 1.80% 1.84% 1.83% 1.77% Federal Home Loan Bank Stock 3.86% 3.51% 3.30% 3.69% 3.65% Federal Funds Sold — — — — — Interest-bearing Deposits in Banks 0.10% 0.10% 0.10% 0.10% 0.16% Average Yield on Interest- earning Assets 5.08% 5.04% 4.78% 4.66% 4.48% Demand Deposits 0.25% 0.25% 0.25% 0.25% 0.23% Money Market/Savings Deposits 0.36% 0.36% 0.34% 0.32% 0.30% Time Deposits 1.26% 0.99% 0.78% 0.72% 0.62% Borrowings 1.44% 1.43% 1.54% 1.68% 1.70% Average Rate on Interest bearing Liabilities 0.68% 0.58% 0.49% 0.45% 0.40% Average Rate on Total Funding Costs (1) 0.54% 0.47% 0.39% 0.36% 0.32% Net Interest Margin 4.56% 4.59% 4.40% 4.31% 4.17%

3Q2021 Highlights Asset Quality – Net charge-offs remain at less than 30 basis points ALLL as a % of loans excludes PPP loans, which are guaranteed by the SBA 5 Quarter Net Charge-offs

3Q2021 Highlights Asset Quality – Increase in NPAs due to closed Bank branches reclassified into OREO, NPLs continue to decline Nonperforming assets include non-accrual loans and OREO Nonperforming loans include non-accrual loans Nonperforming Assets (1) Nonperforming Loans (2)

3Q2021 Highlights Loans in COVID-19 deferment status As of June 30, 2020 As of December 31, 2020 As of September 30, 2021 # of Loans Deferred Balance of Loans Deferred % of Portfolio Balance # of Loans Deferred Balance of Loans Deferred % of Portfolio Balance # of Loans Deferred Balance of Loans Deferred % of Portfolio Balance Loans Secured by Real Estate: Construction and Land 7 $ 4,544 14.5% — $ — — — $ — — 1-4 Family 50 9,474 10.2% 6 314 0.4% 1 20 0.0% Multi-Family 12 29.726 60.9% — — — — — — Non-Residential CRE 49 42,797 26.6% 6 6,615 3.6% 1 404 0.2% Commercial and Industrial 9 1,460 1.7% 2 530 0.6% 1 31 0.0% Consumer Loans: Direct Consumer 442 2,188 6.6% 50 201 0.7% 41 177 0.7% Branch Retail 172 1,856 5.6% 43 336 1.0% 10 72 0.2% Indirect Sales 123 3,199 3.6% 3 65 0.1% 2 66 0.0% Total Loans 864 $ 95,244 16.5% 110 $ 8,061 1.2% 56 $ 770 0.1%

3Q2021 Highlights COVID-19 at-risk categories remain a small portion of the portfolio September 30, 2021 December 31, 2020 At-Risk Loan Category Due to COVID-19 Balance of Risk Category % of Total Loan Balance Balance of Risk Category % of Total Loan Balance High-Risk Loan Categories: Hotels/Motels $ 9,889 1.4% $ 10,393 1.6% Dine-in Restaurants 1,674 0.2% 3,114 0.5% Total High-Risk Loans $ 11,563 1.6% $ 13,507 2.1%

Quarter Ended Nine Months Ended 9/30/2021 6/30/2021 3/31/2021 12/31/2020 9/30/2020 9/30/2021 9/30/2020 Diluted Net Income per Share $ 0.13 $ 0.14 $ 0.14 $ 0.15 $ 0.06 $ 0.41 $ 0.25 Return on Average Assets (annualized) 0.35% 0.41% 0.43% 0.48% 0.19% 0.39% 0.27% Return on Average Tangible Common Equity (annualized) (1) 4.08% 4.76% 4.87% 5.34% 2.12% 4.57% 2.90% Net Interest Margin 4.17% 4.31% 4.40% 4.59% 4.56% 4.29% 4.72% Efficiency Ratio (2) 83.5% 83.0% 83.8% 82.3% 84.6% 83.5% 84.7% Loans to Deposits Ratio 82.3% 80.9% 80.6% 81.6% 84.2% 82.3% 84.2% Tangible Book Value per Common Share (1) $ 13.10 $ 12.96 $ 12.81 $ 12.67 $ 12.49 $ 13.10 $ 12.49 Financial Results Selected Financial Data (1) Calculations of tangible balances and measures are included in the Appendix (2) Efficiency ratio = non-interest expense / (net interest income + non-interest income)

Financial Results Selected Balance Sheet Information (dollars in thousands) As of 9/30/2021 6/30/2021 3/31/2021 12/31/2020 9/30/2020 Cash and Federal Funds Sold $ 75,342 $ 81,906 $ 125,951 $ 94,500 $ 65,729 Investment Securities $ 121,467 $ 123,583 $ 75,783 $ 91,422 $ 93,405 Loans, Net of Allowance for Loan and Lease Losses $ 696,972 $ 677,756 $ 659,230 $ 638,374 $ 627,605 OREO $ 2,373 $ 846 $ 942 $ 949 $ 985 Total Assets $ 956,734 $ 946,946 $ 926,535 $ 890,511 $ 852,941 Deposits $ 846,842 $ 837,885 $ 818,043 $ 782,212 $ 745,336 Total Shareholders’ Equity $ 89,597 $ 88,778 $ 87,917 $ 86,678 $ 85,658 Total Liabilities and Shareholders’ Equity $ 956,734 $ 946,946 $ 926,535 $ 890,511 $ 852,941

Financial Results

Income Statements

(dollars in thousands, except per share data)

	Quarter Ended					Nine Months Ended	
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
Total Interest Income	$ 10,030	$ 10,059	$ 9,845	$ 10,204	$ 9,996	$ 29,934	$ 30,173
Total Interest Expense	695	747	781	912	1,031	2,223	3,699
Net Interest Income	$ 9,335	$ 9,312	$ 9,064	$ 9,292	$ 8,965	$ 27,711	$ 26,474
Provision for Loan and Lease Losses	618	498	401	469	1,046	1,517	2,476
Net Interest Income After Provision for Loan and Lease Losses	$ 8,717	$ 8,814	$ 8,663	$ 8,823	$ 7,919	$ 26,194	$ 23,998
Total Non-Interest Income	896	809	951	1,008	1,375	2,656	4,002
Total Non-Interest Expense	8,547	8,399	8,396	8,477	8,747	25,342	25,822
Income Before Income Taxes	$ 1,066	$ 1,224	$ 1,218	$ 1,354	$ 547	$ 3,508	$ 2,178
Provision for Income Taxes	229	271	268	309	136	768	516
Net Income	$ 837	$ 953	$ 950	$ 1,045	$ 411	$ 2,740	$ 1,662
Basic Net Income per Share	$ 0.13	$ 0.15	$ 0.15	$ 0.16	$ 0.07	$ 0.43	$ 0.27
Diluted Net Income per Share	$ 0.13	$ 0.14	$ 0.14	$ 0.15	$ 0.06	$ 0.41	$ 0.25
Dividends per Share	$ 0.03	$ 0.03	$ 0.03	$ 0.03	$ 0.03	$ 0.09	$ 0.09

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Financial Results Profitability Metrics

Financial Results Balance Sheet Metrics

Financial Results Share Price vs. Tangible Book Value (82% as of 9/30/2021)(1) (1) Calculations of tangible balances and measures are included in the Appendix

Financial Results Non-interest Income and Expense Non-interest Income Additional Detail Additional sources of non-interest income include: Credit insurance commissions and fees Bank-owned life insurance Gains on the sales of premises and equipment and other assets Non-interest Expense

Risk Management Equity Capital: Shift downward due to deposit and loan growth (1) The minimum regulatory requirement for Tier 1 Capital is 7.0%. To be considered well-capitalized, Tier 1 Capital must be 6.5%. (2) The minimum regulatory requirement for Tier 1 Leverage is 4.0%. To be considered well-capitalized, Tier 1 Leverage must be 5.0%. (3) The minimum regulatory requirement for Total Capital is 10.5%. To be considered well-capitalized, Total Capital must be 10.0%.

Risk Management Maintaining Strong Liquidity Investment Portfolio Composition (Book Value) As of 9/30/2021 Portfolio Detail as of 9/30/2021 (in $000s) Book Value Market Value Unrealized Gain/Loss MBS - Commercial $ 30,407 $ 30,847 $ 440 MBS - Residential $ 44,271 $ 45,066 $ 795 Municipal $ 4,840 $ 4,951 $ 111 Corporate $ 9,318 $ 9,410 $ 92 Government Agency $ 917 $ 947 $ 30 Treasury $ 30,195 $ 30,331 $ 136 Total Investments $ 119,948 $ 121,552 $ 1,604 Pledged Investments $ 55,861 $ 57,009 $ 1,148 Unpledged Investments $ 64,087 $ 64,543 $ 456 Summary of Securities Portfolio The portfolio is structured with relatively short expected average lives in order to enhance liquidity Weighted average book yield was 1.36% in 2021Q3 Expected average life of securities in the portfolio is 3.56 years 96.8% of the portfolio is available for sale; 3.2% is HTM 80.5% of the portfolio is fixed; 19.5% of the portfolio is floating At level rates, the portfolio is expected to generate $1.8 million per month in cash flow for the next year At up 3%, the portfolio is expected to generate $1.5 million per month in cash flow for the next year Additional Sources of Funding Amount Outstanding ($Millions) Additional Available ($Millions) Correspondent Banks $0.0 $44.8 Federal Reserve (discount window) $0.0 $1.1 FHLB Advances (1) $40.0 $234.0 Total $40.0 $279.9 (1) The available unused line of credit with the FHLB as of September 30, 2021 was $234.0 million, but this credit can only be utilized to the extent that underlying collateral exists. Assets pledged (including loans and investment securities) associated with FHLB advances and letters of credit totaled $62.7 million as of September 30, 2021. As the collateral exposure (i.e., the amount of credit outstanding) was $40.0 million as of September 30, 2021, the amount of excess collateral available to utilize for additional credit was $22.7 million.

Interest Rate Scenario Net Interest Margin Impact (bps) Net Interest Income Impact (%) Next 12 Months Next 24 Months Next 12 Months Next 24 Months Up 300 basis points (4) 3 (1.1)% 0.7% Up 200 basis points 5 11 1.4% 2.7% Up 100 basis points 5 8 1.3% 2.0% Base 0 0 0.0% 0.0% Down 100 basis points (9) (16) (2.2)% (4.0)% Down 200 basis points (15) (22) (3.7)% (5.7)% Down 300 basis points (18) (25) (4.5)% (6.4)% Risk Management Interest Rate Sensitivity The following table summarizes the forecasted impact on net interest margin and net interest income using a base case scenario given upward and downward movements in interest rates of 100, 200 and 300 basis points (“bps”) based on forecasted assumptions of prepayment speeds, nominal interest rates and loan and deposit repricing rates. Estimates are based on current economic conditions, historical interest rate cycles and other factors deemed to be relevant.

Appendix Non-GAAP Reconciliations

Appendix

Non-GAAP Reconciliation (dollars and shares in thousands, except per share data)

		Quarter Ended					Nine Months Ended	
		9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020	9/30/2021	9/30/2020
TANGIBLE BALANCES								
Total assets		$ 956,734	$ 946,946	$ 926,535	$ 890,511	$ 852,941		
Less: Goodwill		7,435	7,435	7,435	7,435	7,435		
Less: Core deposit intangible		707	792	884	975	1,067		
Tangible assets	(a)	**$ 948,592**	**$ 938,719**	**$ 918,216**	**$ 882,101**	**$ 844,439**		
Total shareholders' equity		$ 89,597	$ 88,778	$ 87,917	$ 86,678	$ 85,658		
Less: Goodwill		7,435	7,435	7,435	7,435	7,435		
Less: Core deposit intangible		707	792	884	975	1,067		
Tangible common equity	(b)	**$ 81,455**	**$ 80,551**	**$ 79,598**	**$ 78,268**	**$ 77,156**		
Average shareholders' equity		$ 89,603	$ 88,477	$ 87,456	$ 86,337	$ 85,656	$ 88,520	$ 85,112
Less: Average goodwill		7,435	7,435	7,435	7,435	7,435	7,435	7,435
Less: Average core deposit intangible		746	836	927	1,019	1,115	836	1,223
Average tangible shareholders' equity	(c)	**$ 81,422**	**$ 80,206**	**$ 79,094**	**$ 77,883**	**$ 77,106**	**$ 80,249**	**$ 76,454**
Net income	(d)	**$ 837**	**$ 953**	**$ 950**	**$ 1,045**	**$ 411**	**$ 2,740**	**$ 1,662**
Common shares outstanding	(e)	**6,218**	**6,215**	**6,214**	**6,177**	**6,177**		
TANGIBLE MEASUREMENTS								
Tangible book value per common share	(b)/(e)	**$ 13.10**	**$ 12.96**	**$ 12.81**	**$ 12.67**	**$ 12.49**		
Tangible common equity to tangible assets	(b)/(a)	**8.59%**	**8.58%**	**8.67%**	**8.87%**	**9.14%**		
Return on average tangible common equity (annualized)	(1)	**4.08%**	**4.76%**	**4.87%**	**5.34%**	**2.12%**	**4.57%**	**2.90%**

(1) Calculation of Return on average tangible common equity (annualized) = ((net income (d) / number of days in period) * number of days in year) / average tangible shareholders' equity (c)

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Appendix

Non-GAAP Reconciliation (dollars and shares in thousands, except per share data)

		9/30/2021	6/30/2021	12/31/2020	6/30/2020	12/31/2019	6/30/2019	12/31/2018	6/30/2018
TANGIBLE BOOK VALUE									
Total shareholders' equity		$ 89,597	$ 88,778	$ 86,678	$ 85,281	$ 84,748	$ 83,748	$ 79,437	$ 75,634
Less: Goodwill		7,435	7,435	7,435	7,435	7,435	7,435	7,435	—
Less: Core deposit intangible		707	792	975	1,170	1,390	1,621	1,877	—
Tangible common equity	(a)	$ 81,455	$ 80,551	$ 78,268	$ 76,676	$ 75,923	$ 74,692	$ 70,125	$ 75,634
Common shares outstanding	(b)	6,218	6,215	6,177	6,176	6,158	6,306	6,298	6,092
Tangible book value per common share	(c) = (a)/(b)	$ 13.10	$ 12.96	$ 12.67	$ 12.41	$ 12.33	$ 11.84	$ 11.13	$ 12.41
FUSB stock price	(d)	$ 10.70	$ 10.96	$ 9.02	$ 6.99	$ 11.61	$ 9.24	$ 7.95	$ 11.65
Stock price to tangible book value	(d)/(c)	82%	85%	71%	56%	94%	78%	71%	94%

		12/31/2017	6/30/2017	12/31/2016	6/30/2016	12/31/2015	6/30/2015	12/31/2014	6/30/2014	12/31/2013
TANGIBLE BOOK VALUE										
Total shareholders' equity		$ 76,208	$ 78,373	$ 76,241	$ 78,525	$ 77,030	$ 75,783	$ 75,162	$ 73,232	$ 70,095
Less: Goodwill		—	—	—	—	—	—	—	—	—
Less: Core deposit intangible		—	—	—	—	—	—	—	—	—
Tangible common equity	(a)	$ 76,208	$ 78,373	$ 76,241	$ 78,525	$ 77,030	$ 75,783	$ 75,162	$ 73,232	$ 70,095
Common shares outstanding	(b)	6,082	6,073	6,043	6,039	6,039	6,034	6,034	6,030	6,028
Tangible book value per common share	(c) = (a)/(b)	$ 12.53	$ 12.91	$ 12.62	$ 13.00	$ 12.76	$ 12.56	$ 12.46	$ 12.15	$ 11.63
FUSB stock price	(d)	$ 12.80	$ 11.22	$ 11.11	$ 8.90	$ 8.92	$ 8.05	$ 8.84	$ 8.47	$ 7.29
Stock price to tangible book value	(d)/(c)	102%	87%	88%	68%	70%	64%	71%	70%	63%

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www.firstusbank.com Contact: Thomas S. Elley Chief Financial Officer telley@firstusbank.com 205.582.1200